UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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GoHealth, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GoHealth, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 12, 2024
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)

GOHEALTH, INC.
222 West Merchandise
Mart Plaza
Suite 1750
Chicago, Illinois 60654
April 26, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of GoHealth, Inc. at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), on Wednesday, June 12, 2024. The Annual Meeting will be a completely virtual meeting conducted via live webcast. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, you must go to www.virtualshareholdermeeting.com/GOCO2024 and enter the 16-digit control number found in your proxy materials.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented and voted on at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 43 of the Proxy Statement for more information about how to attend the Annual Meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Clinton P. Jones	Brandon M. Cruz
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

i

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 12, 2024
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.com/GOCO2024
Items of Business:
1.
To elect Alexander Timm, David Fisher, and Vijay Kotte as Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.
Record Date: Only stockholders of record at the close of business on April 19, 2024 will be entitled to receive notice and to vote at the meeting.
Your vote is important to us. Please execute your proxy promptly.
By Order of the Board of Directors,

Brad Burd
Chief Legal Officer and Corporate Secretary
April 26, 2024
ii

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
PROXY STATEMENT INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoHealth, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 12, 2024 (the “Annual Meeting”), at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), and at any continuation, postponement, or adjournment thereof. The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOCO2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, subject to the GoHealth Holdings, LLC Agreement, comprised of shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), Class A common stock, $0.0001 par value per share, and our Class B common stock, $0.0001 par value per share (together, our “common stock”), as of the close of business on April 19, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 50,000 shares of Series A Preferred Stock, 9,944,564 shares of Class A common stock and 12,781,694 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Holders of the Series A Preferred Stock vote as a single class with the holders of Class A common stock (and any other classes as applicable) based upon the number of Class A common stock shares that would be granted upon conversion as of the Record Date and subject to the voting cap noted below. As of the Record Date, the Series A Preferred Stock were convertible into 5,421,745 shares of Class A common stock; however, the voting interests of the two holders of Series A Preferred Stock is capped at 9.99% and 4.999% pursuant to the Certificate of Designation. Each share of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 26, 2024 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 12, 2024
This Proxy Statement and our 2023 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Alexander Timm, David Fisher, and Vijay Kotte as Class I Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
•	To transact such other business as may properly come before the meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or via the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Alexander Timm, David Fisher, and Vijay Kotte;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have nine (9) directors on our Board. The Board has nominated three (3) Class I Directors, Alexander Timm, David Fisher, and Vijay Kotte, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2027. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the Annual Meeting and whose subsequent term will expire at the 2027 Annual Meeting; Class II, whose term currently expires at the 2025 Annual Meeting; and Class III, whose term currently expires at the 2026 Annual Meeting. The current Class I Directors are Alexander Timm, David Fisher and Vijay Kotte; the current Class II Directors are Brandon M. Cruz, Joseph G. Flanagan and Christopher C. Litchford; and the current Class III Directors are Clinton P. Jones, Jeremy W. Gelber and Dr. Karoline H. Hilu.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
In connection with the IPO of our Class A common stock in July 2020, we entered into a Stockholders Agreement between the Company and certain stockholders of the Company, including Centerbridge and NVX Holdings. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Agreement, we expect that the parties to the Agreement acting in conjunction will control the election of directors at GoHealth. For more information, see “Corporate Governance-Stockholders Agreement.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. In the event that any of Mr. Timm, Mr. Fisher, and Mr. Kotte should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Timm, Mr. Fisher, and Mr. Kotte will be unable to serve if elected. Each of Mr. Timm, Mr. Fisher, and Mr. Kotte has consented to being named in this Proxy Statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the below Class I Director nominees.
Nominees For Class I Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:
Name	Age	Position with GoHealth
Alexander Timm	35	Director
David Fisher	55	Director
Vijay Kotte	46	Director and Chief Executive Officer
The principal occupations and business experience of each Class I Director nominee for election at the Annual Meeting are as follows:
Alexander Timm
Alexander Timm has served as a member of GoHealth, Inc.’s Board of Directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2020. Since 2015, Mr. Timm has served as the Chief Executive Officer and a member of the Board of Directors of Root, Inc. (Nasdaq: ROOT), an insurance company, which he co-founded that same year. Additionally, from 2011 to 2015, Mr. Timm worked at Nationwide Insurance as a senior consultant in corporate strategy. Mr. Timm holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Actuarial Studies, Accounting and Mathematics from Drake University. We believe Mr. Timm is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive insurance industry experience, as well as his success in the entrepreneurial, technology, and data science industries.
David Fisher
David Fisher has served as a member of GoHealth, Inc.’s Board of Directors since 2022. Since January 2013, Mr. Fisher has served as Chief Executive Officer and President, and since November 2014 as Chairman of the Board of Directors, of Enova International, Inc. (NYSE: ENVA) (“Enova”), a leading technology and analytics company focused on online financial services. Prior to joining Enova, Mr. Fisher served as the Chief Executive Officer and member of the Board of Directors of optionsXpress Holdings, Inc. (“optionsXpress”), during which time he spearheaded the company’s sale to Charles Schwab Corporation. Before joining optionsXpress, he held Chief Financial Officer positions at Potbelly Sandwich Works and Prism Financial Corporation. Mr. Fisher also currently serves as a director of FRISS, a global provider of fraud and risk solutions for property and casualty insurers, since 2019 and Fathom Digital Manufacturing Corp. (NYSE: FATH), a provider of dynamic advanced manufacturing services, since 2021. He formerly served as a director of GrubHub Inc., a leading online and mobile food-ordering company, from 2012 to 2021, Just Eat Takeaway.com, an online food ordering and delivery company, from 2021 to 2022 and Innerworkings, Inc., a global print management firm, from 2012 to 2019. Mr. Fisher holds a Bachelor of Science degree in finance with high honors from the University of Illinois at Urbana-Champaign and a juris doctor, Magna Cum Laude, from the Northwestern University School of Law. Mr. Fisher’s extensive experience and leadership experience with large companies, along with his vast knowledge and experience in financial matters, make him well qualified to serve as a director and as Chair of the Audit Committee.
Vijay Kotte
Vijay Kotte joined GoHealth, Inc. as Chief Executive Officer in 2022. Mr. Kotte brings more than two decades of experience developing and transforming innovative healthcare models and Medicare-focused platforms at public and private ventures. Prior to GoHealth, Mr. Kotte served as Chief Solutions Officer and Executive Vice President, Strategy and Corporate Development at R1 RCM Inc. (“R1”) (Nasdaq: RCM), a healthcare revenue cycle management company, from 2019 to 2022. In this role, he was responsible for R1’s physician-focused operations, including growth, product development, and strategic initiatives. Prior to R1, Mr. Kotte was the Chief Value Officer for DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care, from 2014 to 2019 and, prior to that, Mr. Kotte served in various financial and operational roles with various entities in the healthcare industry. Mr. Kotte holds a

Bachelor’s degree in Business Administration with a focus on Finance and Organizational Management from Emory University and an MBA from the Kellogg School of Management, Northwestern University. Mr. Kotte’s experience in innovative healthcare models, public company financial operations, strategy and leadership make him well qualified to serve as a director of GoHealth.
Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:
Name	Age	Position with GoHealth
Brandon M. Cruz	46	Co-Chairman of the Board of Directors
Joseph G. Flanagan	52	Director
Christopher C. Litchford	39	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Brandon M. Cruz
Brandon M. Cruz is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Strategy Officer and Special Advisor to the Executive Team from 2020 to 2022. Prior to this role, he served as President of GoHealth, Inc. since its founding in 2001 until 2020. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He serves on the board of HealthJoy, LLC, a private health tech company. Mr. Cruz holds a Bachelor of Science degree in Management Information Systems from Miami University and is a member of the Miami University Business Advisory Council. We believe Mr. Cruz is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Strategy Officer and Special Advisor to the Executive Team.
Joseph G. Flanagan
Joseph G. Flanagan has served as a member of GoHealth, Inc.’s Board of Directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2020. Since May 2016, Mr. Flanagan has also served as a director at R1 RCM Inc. (Nasdaq: RCM), a healthcare revenue cycle management company, and served as Executive Advisor to the Chief Executive Officer from January 2023 to June 2023, before which he served as President from May 2016 to June 2021 and as Chief Executive Officer from May 2016 to January 2023. Mr. Flanagan joined R1 as Chief Operating Officer in April 2013 after serving as Senior Vice President of worldwide operations and supply chain at Applied Materials, Inc., a supplier of equipment, services, and software for the manufacture of semiconductor chips for electronics, from 2010 to 2013, and as President of Nortel Business Services for Nortel Networks from 2009 to 2010. From 1993 to 2006, Mr. Flanagan worked for General Electric Company, holding leadership positions in many divisions. Mr. Flanagan holds a Bachelor of Science degree in Engineering from the United States Merchant Marine Academy. We believe Mr. Flanagan is qualified to serve on GoHealth, Inc.’s Board of Directors due to his in-depth knowledge of the healthcare industry as well as his leadership and operational expertise.
Christopher C. Litchford
Christopher C. Litchford has served as a member of GoHealth, Inc.’s Board of Directors since 2022. Mr. Litchford has been a Managing Director of Centerbridge since 2018 where he focuses on investments in the technology sector. Prior to joining Centerbridge, Mr. Litchford was a principal in the Tech & Telecom Group at Court Square Capital Partners, a private equity fund, from 2010 to 2018. Prior to joining Court Square, Mr. Litchford was an Investment Banking Analyst with Morgan Stanley. Mr. Litchford holds a Bachelor of Science degree from the University of North Carolina, Chapel Hill. Mr. Litchford is qualified to serve as a director of GoHealth due to his extensive knowledge in the technology space, broad financial expertise and years of leadership experience.

Class III Directors (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Position with GoHealth
Clinton P. Jones	46	Co-Chairman of the Board of Directors
Jeremy W. Gelber	48	Director
Karoline H. Hilu, M.D.	42	Director
The principal occupations and business experience of each Class III Director nominee for election at the Annual Meeting are as follows:
Clinton P. Jones
Clinton P. Jones is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Executive Officer since GoHealth, Inc.’s founding in 2001 until 2022. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding in 2001. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He also serves as a member of the board of directors of Bridge Legal. From June 2000 to January 2001, Mr. Jones served as Intranet Market Manager for Holt Value, a former division of Credit Suisse Group AG. Mr. Jones holds Bachelor of Science degrees in both Marketing and Management Information Systems from Miami University. We believe Mr. Jones is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Executive Officer.
Jeremy W. Gelber
Jeremy W. Gelber has served as a member of GoHealth, Inc.’s Board of Directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2019. Mr. Gelber has been a Senior Managing Director of Centerbridge since 2018, where he focuses on investments in the healthcare sector, and has also served as a member of the boards of directors of American Renal Associates Holdings, Inc., a provider of dialysis and kidney care, from 2020 to 2021, Civitas Solutions Inc., a provider of home- and community-based health and human services, since 2019 and Remedi SeniorCare Holding Corporation, a leading pharmacy innovator servicing long-term care facilities, since 2019. Prior to joining Centerbridge, Mr. Gelber was a Partner at Pamplona Capital, a private equity firm, from 2013 to 2018, and also served as Executive Director in the Healthcare Investment Banking Division at Morgan Stanley from 2006 until 2013. Mr. Gelber holds a Bachelor of Science degree from Dartmouth College and a Doctor of Medicine degree from Jefferson Medical College. We believe Mr. Gelber is qualified to serve on GoHealth, Inc.’s Board of Directors due to his knowledge of the healthcare industry, broad financial expertise and many years of leadership experience.
Dr. Karoline H. Hilu
Dr. Karoline H. Hilu has served as a member of GoHealth, Inc.’s Board of Directors since 2023. Dr. Hilu currently serves as an independent director and advisor to several high-growth public and private health tech companies, including HealthJoy, LLC, a private health tech company, since 2021. She was the founding Chief Executive Officer of Emsana Health, Inc., a value-based purchasing start-up, in 2020 as well as Chief Strategy Officer of Crossover Health, a pioneer in the tech-enabled direct primary care industry from 2015 to 2020. She started her career in corporate strategy at The Advisory Board Company and in healthcare investing at HLM Venture Partners and Merrill Lynch. Dr. Hilu earned a bachelor’s degree from Harvard University and an MD and an MBA in Finance and Accounting from the University of Chicago. Dr. Hilu’s extensive experience in both strategy and the healthcare field, specifically in growth and technology areas, along with her leadership experiences make her well-positioned to serve as a director.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2024 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
The Audit Committee and the Board of Directors unanimously recommend a vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and pursuant to applicable U.S. Securities and Exchange Commission (“SEC”) regulations.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
David Fisher (Chair)
Karoline H. Hilu, M.D.
Alexander Timm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and other services:
Fee Category	2023	2022
Audit Fees	$3,591,285	$3,265,285
Audit-Related Fees	$31,000	$30,550
Tax Fees	$438,310	$501,899
All Other Fees	—	—
Total Fees	$4,060,595	$3,797,734
Audit Fees
Audit fees consist of all professional services rendered in connection with (a) the audit of our annual consolidated financial statements, (b) the reviews of our quarterly consolidated financial statements, and (c) consents and review of other documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of professional services rendered in connection with the audit of our 401(k) retirement plan.
Tax Fees
Tax fees consist of tax compliance preparation services.
All Other Fees
All other fees consist of services not captured in the audit or audit-related categories.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are providing our stockholders an opportunity to cast an advisory vote to approve of the compensation of our “named executive officers” (or “NEOs”), as disclosed in this Proxy Statement.
As described in detail under the heading “Executive Compensation” in this Proxy Statement, our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to stockholders; reward high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the compensation tables and the related narrative disclosure contained in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this Proxy Statement. Accordingly, our Board of Directors recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”
Advisory Vote
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 1, 2024:
Name	Age	Position
Vijay Kotte(1)	46	Chief Executive Officer
Jason Schulz(2)	47	Chief Financial Officer
Michael Hargis(3)	52	Chief Operating Officer
Brad Burd(4)	46	Chief Legal Officer and Corporate Secretary
(1)	See biography on page 4 of this Proxy Statement.
(2)
Jason Schulz has served as GoHealth’s Chief Financial Officer since 2022 and, prior to that, served as President, Pacific Northwest Region at OptumCare, a health services and innovation company, from September 2019 to September 2021. Mr. Schulz was also the Chief Financial Officer of DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care, from February 2016 to December 2019, prior to its divestiture to OptumCare in 2019. He has also held Chief Financial Officer roles at NextMED, a healthcare service model company, from July 2013 to February 2015, and Mercy Health Plan, a multi-state health care system, from October 2009 to June 2013. Mr. Schulz holds a Bachelor’s degree in Business Administration from the University of Northern Colorado, has an MBA from Washington University in St. Louis, and is a Certified Management Accountant.

(3)
Michael Hargis joined GoHealth in 2022 as Chief Customer Experience Officer and began his role as Chief Operating Officer in July 2023. As Chief Operating Officer, Mr. Hargis leads our efforts to deliver a best-in-class customer experience across enterprise and Medicare sales, telecare, member retention, product, compliance, and business operations. Before GoHealth, Mr. Hargis served as Chief Experience Officer at The Key, the nation’s leading senior memory and specialized care provider from 2019 to 2021. Additionally, he was the Senior Vice President of Global Customer Success and Inside Sales at NortonLifeLock (NYSE: NLOK) from 2017 to 2019, with over 50 million worldwide members and revenue of over $2.5 billion. Hargis joined NortonLifelock after serving as Senior Vice President of Member Services, Consumer Sales and Business Operations at LifeLock (NYSE: LOCK). Mr. Hargis has a track record of leading teams that improve the efficiency and effectiveness of complex global sales, operations, and customer success organizations. He started his career at GE Capital Financial Services and CareerBuilder and earned his MBA from Northwestern University, Kellogg School of Management, and BBA from Thomas More University.

(4)
Brad Burd brings more than a decade of accomplishments as a leader at GoHealth to his role as Chief Legal Officer and Corporate Secretary. In this role as Chief Legal Officer and Corporate Secretary, which he began in February 2024, Mr. Burd oversees the Company’s legal affairs, including compliance, government relations, commercial, and corporate governance matters. Mr. Burd has been with GoHealth since 2011, serving as General Counsel from 2011 to February 2024, during which he directed the legal department through the Company’s different phases, including the IPO in 2020. Mr. Burd further served as the Company’s Interim Corporate Secretary from 2019 until July 2020. His extensive experience in the healthcare industry and as an in-house leader has earned him many recognitions, and at GoHealth, he has long been valued as a trusted advisor to the management team and Board of Directors. Prior to joining GoHealth, Brad worked in the Chicago office of two national law firms and formally represented GoHealth as outside counsel. Brad graduated with a bachelor’s degree in finance from Miami University in Oxford, Ohio. He later attended the University of Cincinnati College of Law, where he earned his Juris Doctor degree.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under the “Documents & Charters” heading on our investor relations section of our corporate website located at investors.gohealth.com, or by writing to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Composition
Our Board of Directors currently consists of nine members: Brandon M. Cruz, Joseph G. Flanagan, David Fisher, Jeremy W. Gelber, Karoline H. Hilu, Clinton P. Jones, Christopher Litchford, Vijay Kotte, and Alexander Timm. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Diversity
The Board recognizes the value of diversity and appreciates that a diverse Board results in a more effective decision-making process. In evaluating candidates for the Board, the Board and the Nominating and Corporate Governance Committee look for many factors that can help to create a diverse group of individuals, including professional experience, skills, background, education, geography and gender, race and ethnicity.
The following table provides information regarding our directors’ diversity. The diversity information presented below is based upon voluntary self-identification responses we received from each director.
Board Diversity Matrix as of April 11, 2024
Total Number of Directors	9
Part I: Gender Identity	Female	Male
Directors	1	8
Part II: Demographic Background
Asian	—	1
Hispanic or Latinx	—	1
White	1	5
LGBTQ+	1
Did not disclose race/ethnicity	1
Stockholders Agreement
On July 15, 2020, we entered into the Stockholders Agreement with Centerbridge and NVX Holdings, pursuant to which each party thereto agreed to vote, or cause to be voted, all of their outstanding shares of our Class A common stock and Class B common stock at any annual meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, Centerbridge-Designated Independent Directors,

Founders Directors and Founders-Designated Independent Directors (each as defined below). The Stockholders Agreement provides Centerbridge and NVX Holdings with certain board designation rights for so long as they maintain a certain percentage of ownership of our outstanding Class A common stock.
Pursuant to the Stockholders Agreement, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being two directors, or the “Centerbridge Directors,” who are Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock. If at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock, Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director on the Board. In addition, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being two individuals who satisfy the independence requirements specified in the Stockholders Agreement, or the “Centerbridge-Designated Independent Directors,” for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, Centerbridge will have the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being one Centerbridge-Designated Independent Director on the Board.
Pursuant to the Stockholders Agreement, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being two directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock. If at any time NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock, NVX Holdings has the right designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being one Founder Director. In addition, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director.
Controlled Company Exemptions
NVX Holdings, Inc., a Delaware corporation, and Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control together have more than 50% of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the listing requirements of The Nasdaq Global Market, or “Nasdaq” and have elected not to comply with certain corporate governance standards, including that: (1) we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (2) we have a

Compensation Committee that is composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. For so long as we remain a “controlled company.” we may continue to avail ourselves of the exemptions available to “controlled companies.” If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Joseph Flanagan, David Fisher, Jeremy Gelber, Karoline Hilu, Christopher Litchford and Alexander Timm each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Gelber and Mr. Litchford are affiliated with certain of our significant stockholders. Clinton Jones and Brandon Cruz are not independent as both were employed by the Company in the last three years. Vijay Kotte is not independent as he currently serves as the Company’s Chief Executive Officer. There are no family relationships among any of our executive officers or directors.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Under the Stockholders Agreement, the directors designated for election to the applicable classes of the Board are (i) Mr. Gelber, Mr. Litchford, Mr. Flanagan and Mr. Timm by Centerbridge, and (ii) Mr. Cruz, Mr. Jones, Mr. Fisher and Dr. Hilu by NVX Holdings.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Co-Chairmen of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separate, with Clinton Jones and Brandon Cruz serving as Co-Chairmen of the Board and Vijay Kotte serving as Chief Executive Officer. The current separation allows Mr. Kotte to focus his time and energy on operating and managing the Company and allows him to leverage the valuable experience of Mr. Jones and Mr. Cruz and their perspectives as Co-Chairmen.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairperson or Co-Chairmen of the Board are also members of management or are directors that do not otherwise qualify as independent directors, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson or Co-Chairmen are not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson or Co-Chairmen of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. Currently, because our Co-Chairmen of the Board are not independent, the independent directors have elected Joseph Flanagan as our lead director. The Board typically holds executive sessions at least four (4) times per year, which occur on the dates of regular Board meetings. A portion of each executive session is held without the presence of GoHealth’s Chief Executive Officer and Director, Mr. Kotte.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Both the Audit Committee and the Nominating and Corporate Governance Committee provide oversight of certain risks associated with environmental and social matters. The Audit Committee provides oversight of the Company’s compliance and corporate environmental, health and safety functions. The Nominating and Corporate Governance Committee oversees the Company’s corporate social responsibility efforts and progress.
As part of the oversight of material emerging risks, GoHealth’s Chief Information Security Officer advises the Board and/or delegated committees on cybersecurity considerations and strategies. The Board and/or delegated committees are further advised on matters pertaining to artificial intelligence and the implications of the potential use thereof.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investors.gohealth.com, in the “Governance” section under the “Documents & Charters” heading. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Corporate Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Corporate Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. The most recent evaluation and reporting processes were conducted by a third party law firm.
Attendance by Members of the Board of Directors at Meetings
There were five meetings of the Board of Directors during the fiscal year ended December 31, 2023. Each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.gohealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson or Co-Chairmen of the

Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All then-serving directors attended the 2023 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three standing committees – Audit, Compensation and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board. Each charter is available on our investor relations website, investors.gohealth.com.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Brandon M. Cruz		Chairperson
David Fisher	Chairperson	X
Joseph G. Flanagan			Chairperson
Jeremy W. Gelber		X	X
Karoline H. Hilu, M.D	X
Clinton P. Jones			X
Alexander Timm	X
Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing, and if appropriate, approving related person transactions;
•	establishing procedures for the confidential and anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters; and
•	preparing the audit committee report required by SEC rules (which is included on page 8 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at investors.gohealth.com. The members of the Audit Committee are David Fisher, Alexander Timm and Karoline Hilu, with Mr. Fisher serving as the Chairperson. Our Board has affirmatively determined that each of Mr. Fisher, Mr. Timm and Dr. Hilu is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that each of Mr. Fisher and Mr. Timm qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met six times in 2023.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:
•	reviewing and recommending for approval by the Board, the compensation of our CEO, and reviewing and approving the compensation of our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required by applicable rules; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.gohealth.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee has retained Pearl Meyer and Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to advise the Compensation Committee regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The members of our Compensation Committee are Brandon Cruz, Jeremy Gelber and David Fisher. Mr. Cruz serves as the Chairperson of the Compensation Committee.
The Compensation Committee met two times in 2023.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become board members;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•	developing and recommending to the Board of Directors corporate governance guidelines; and
•	overseeing an annual evaluation of the Board of Directors.
The Nominating and Corporate Governance Committee charter is available on our investor relations website at investors.gohealth.com. The members of our Nominating and Corporate Governance Committee are Joseph Flanagan, Jeremy Gelber and Clinton Jones. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Mr. Flanagan serves as the Chairperson of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met one time in 2023.

EXECUTIVE COMPENSATION OVERVIEW
This section discusses the compensation arrangements for our executive officers who are named in the “2023 Summary Compensation Table” below. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”
For the year ended December 31, 2023, our NEOs and their positions were as follows:
•	Vijay Kotte, Chief Executive Officer
•	Jason Schulz, Chief Financial Officer
•	Michael Hargis, Chief Operating Officer*
*
Effective July 31, 2023, the Board appointed Michael Hargis as Chief Operating Officer of the Company. Prior to his appointment as Chief Operating Officer, Mr. Hargis served as Chief Customer Experience Officer of the Company.

This discussion describes our executive compensation program for our NEOs for fiscal year 2023.
Compensation Philosophy and Objectives
The Compensation Committee oversees the compensation program for our executive officers, including our NEOs. Our executive compensation program is based on a pay for performance philosophy and is designed to balance the following objectives:
•	Attract, engage, motivate, retain and appropriately reward executives for their contributions to our business, our customers, our partners and our stockholders
•	Closely align executive interests and rewards with the interests of our stockholders
•	Drive the achievement of the Company’s purpose, mission, values and strategy
•	Provide competitive compensation compared to the external market
Elements of Compensation
In order to support the achievement of our compensation objectives, the Compensation Committee has included the following elements in its compensation package for NEOs:
•	Base Salary
•	Annual Cash Incentive
•	Long-Term Equity Grant
•	Benefits
•	Perquisites
Base Salary
The NEOs receive a base salary to compensate for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for Vijay Kotte and Jason Schulz were not increased for 2023. The base salary for Michael Hargis was established at the time he assumed the role of Chief Operating Officer based on the Company’s historical compensation practices and competitive market data. Please see the “Salary” column in the 2023 Summary Compensation Table for the base salary amounts earned by each NEO in 2023.
2023 Bonuses
The Company provides annual incentive cash bonuses, which we refer to as “Annual Bonuses,” to its NEOs under its 2023 Corporate Bonus Plan, which we refer to as the “Annual Bonus Plan.” Company targets were established by the Compensation Committee during the first quarter of the fiscal year based upon the Company’s 2023 financial plan. The targets were designed to be challenging but achievable with strong performance. The Annual Bonus Plan is structured to compensate NEOs (and employees generally) for achievement of Company objectives. In the event the Company does not achieve its pre-established targets, the payout is reduced or even eliminated. If the Company exceeds its targets, payouts increase with a maximum payout of 200% of target. This structure is designed to align with the Company’s pay for performance compensation philosophy.
For the fiscal year ended December 31, 2023, each NEO’s Annual Bonus was based on four metrics: (1) enrollments and transfers (20% weighting); (2) Encompass penetration comprising the percentage of all enrollments that occur via the Tier 3 enrollment process including successful transfers within Captive Medicare (Encompass Connect) and GPS (vConnect) (20% weighting); (3) Captive cost per effectuated policy (CPE) (20% weighting); and (4) Adjusted EBITDA, excluding any LTV lookback adjustments, net of all bonus expense (40% weighting). The payout uses a performance scale for each of the four components, ranging from 0% to 200%.
The target Annual Bonus amounts for the NEOs (other than Mr. Hargis) were established by the Compensation Committee during the first quarter of the fiscal year in the following amounts: Vijay Kotte - $900,000 and Jason Schulz - $400,000. Michael Hargis’ target Annual Bonus amount was adjusted to $400,000 when he was promoted to the Chief Operating Officer role on July 31, 2023 After considering the Company’s performance in 2023, the NEOs recommended that the Compensation Committee not award Annual Bonuses to the NEOs under the 2023 Annual Bonus Plan to allow for more funds to be available for Annual Bonuses to be paid to non-NEO employees. After considering management’s recommendation as well as the Company’s actual performance against the pre-established metrics, the Compensation Committee exercised negative discretion and did not award Annual Bonuses to the NEOs with respect to 2023.
Share-Based Compensation
Amended and Restated 2020 Incentive Award Plan
The Company maintains the Amended and Restated 2020 Incentive Award Plan (the “Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. The maximum number of shares of common stock reserved under the Plan is (i) 1,115,531 shares of our common stock, plus (ii) an annual increase on the first day of each calendar year ending in and including 2030, equal to the lesser of (A) 5% of the outstanding shares of all classes of our Class A common stock and Class B common stock outstanding on the last day of the immediately preceding calendar year and (B) such lesser amount as determined by our Board of Directors. The Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, other stock-based awards, SARs, and cash awards. Vesting conditions applicable to awards granted under the Plan may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
The Company provides annual equity grants to its NEOs. Generally, grants include a mix of time-based grants and performance-based grants, either in the form of restricted stock units (“RSUs”) or stock options. These grants are intended to align the executive team compensation with the interests of stockholders and to encourage good, long- term decision making. Vesting of such equity grants are conditioned upon remaining employed with the Company with some limited exceptions provided in each individual NEOs employment agreement.
During the 2023 fiscal year, Mr. Kotte received (1) 83,333 stock options, vesting in three substantially equal annual installments with the first such installment vesting on April 10, 2024, (2) 166,667 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 10, 2024, and (3) 83,333 shares of common stock issuable pursuant to performance-based RSUs vesting on the date the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2025, subject to Mr. Kotte’s continued service with the Company through that date.
During the 2023 fiscal year, Mr. Schulz received (1) 16,667 stock options, vesting in three substantially equal annual installments with the first such installment vesting on April 10, 2024, (2) 33,334 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 10, 2024, and (3) 16,667 shares of common stock issuable pursuant to performance-based RSUs vesting on the date the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2025, subject to Mr. Schulz’s continued service with the Company through that date.

The criteria for the performance-based RSUs are based on the Company’s compound annual growth rate in Adjusted EBITDA (“Adjusted EBITDA CAGR Percentage”), determined based on the Company’s Adjusted EBITDA for calendar year 2025 compared to the Company’s reported 2022 Adjusted EBITDA. Depending on the Adjusted EBITDA CAGR Percentage achieved, the number of performance-based RSUs earned can vary from 0% of the target award to a maximum of 200% of the target award.
During the 2023 fiscal year, Mr. Hargis received 100,000 shares of common stock issuable pursuant to RSUs, which vest as to: (i) 50,000 RSUs in two equal annual installments, with the first such installment vesting on March 21, 2024 and (ii) 50,000 RSUs in three substantially equal annual installments, with the first such installment vesting on August 9, 2024.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements, under which eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match 50% of contributions made by participants in the 401(k) plan up to 4% of participant compensation (for a maximum match of 2% of participant compensation), and these matching contributions vest in equal annual installments over four years. We also may make non-elective contributions to the 401(k) plan, which, if made, vest 20% after two years and 20% annually thereafter. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching and non-elective contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation objectives.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	health savings account (HSA);
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits; and
•	an employee assistance program.
In addition, we make available to our senior executives, including our NEOs, programs related to executive health benefits. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our NEOs.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs personal income taxes that may pertain to any of the compensation or benefits paid or provided by our Company.
Clawback Policy
During 2023, the Company adopted a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of certain accounting restatements.

COMPENSATION TABLES
The following table provides information regarding the compensation earned by our NEOs for the fiscal year ended December 31, 2023 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2022.
2023 Summary Compensation Table
Name and Principal Position(1)	Year	Salary(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Vijay Kotte Chief Executive Officer	2023	$900,000	$3,525,000	$691,664	$—	$25,210	$5,141,874
	2022	$484,615	$5,425,820	$1,614,992	$1,670,400	$10,572	$9,206,399
Jason Schulz Chief Financial Officer	2023	$500,000	$705,014	$138,336	$—	$46,204	$1,389,554
	2022	$269,231	$2,464,996	$569,994	$742,400	$5,082	$4,051,703
Michael Hargis Chief Operating Officer	2023	$438,462	$1,702,000	$—	$—	$59,757	$2,200,219

(1)	Mr. Hargis was appointed our Chief Operating Officer effective as of July 31, 2023.
(2)	Reflects actual base salary paid with respect to the applicable fiscal year.
(3)
The amounts reported in this column represent the grant date fair value of RSUs granted in the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the time-based RSUs is calculated based on the number of RSUs granted multiplied by the grant date closing stock price. The grant date fair value of the performance-based RSUs is calculated based on the target number of performance-based RSUs expected to vest at the time of grant multiplied by the grant date closing price. If the performance-based RSUs vest at the maximum performance level, the value would be: Mr. Kotte-$2,349,991; and Mr. Schulz- $470,009. Mr. Hargis did not receive a grant of performance-based RSUs in 2023.

(4)
The amounts reported in this column represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. See Note 7 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(5)
The amounts reported in this column represent cash awards paid under the Annual Bonus Plan for the applicable year based upon Company performance, which is discussed in further detail in the Executive Compensation Overview section. At the recommendation of the NEOs, the Compensation Committee exercised negative discretion and did not award an annual non-equity incentive plan bonus payment for 2023 to any of the NEOs.

(6)	The amounts in this column for 2023 consist of the sum of all other compensation as reported in the table below of All Other Compensation.
All Other Compensation
Name	401(k) Match(a)	Life Insurance(b)	Executive Health Care(c)	Perquisites(d)	Total
Vijay Kotte	$9,173	$306	$15,371	$360	$25,210
Jason Schulz	$769	$306	$10,231	$34,898	$ 46,204
Michael Hargis	$7,846	$268	$16,030	$35,613	$59,757
(a)
The GoHealth, Inc. 401(k) is available to all eligible salaried and hourly employees, including senior management. Participants contribute by making pre-tax employee contributions that are then matched by the Company. The Company match is 50% of the first 4% of employee contributions.

(b)	The amounts in this column represent life and accidental death and dismemberment, or AD&D, insurance premiums.
(c)	The Company provides certain senior officers with access to executive health benefits.
(d)
Mr. Schulz and Mr. Hargis received a housing and travel stipend in the amount of $34,898 and $35,613, respectively. All Company employees, including the NEOs, receive a cell phone allowance in the amount of $360 per year.

Employment Agreements
The severance rights of each NEO are provided in their employment arrangements, if any. In each case, the severance amounts provided under the NEOs’ employment agreements are subject to the execution and non-revocation of a waiver and release of claims by the NEO in question. In addition, equity awards under the Plan do not automatically vest upon termination of service with some exceptions. Outstanding awards are generally forfeited upon separation although the administrator has discretion to accelerate the vesting in the event of death, disability, retirement and change of control.

Vijay Kotte and Jason Schulz entered into an employment agreement with the Company on June 3, 2022. Under the terms of their employment agreements, Mr. Kotte and Mr. Schulz are entitled to annual base salaries of $900,000 and $500,000, respectively, and have target annual cash bonuses equal to 100% and 80% of annual base salary, respectively. Pursuant to their employment agreements, Mr. Kotte and Mr. Schulz also received the following equity awards under the Company’s 2021 Inducement Award Plan (the “Inducement Plan”):
•
Options with respect to 188,888 and 66,666 shares of Company common stock, respectively, vesting in four equal installments on the first four anniversaries of the grant date; provided that, in the event the executive is terminated without cause during the 90 Day Acceleration Period (as defined below), then, effective as of immediately prior to such termination of employment, all unvested options shall vest and become exercisable in full;

•
RSUs with respect to 377,777 and 133,333 shares of Company common stock, respectively, all of which fully vested on the date of grant; provided that, if the executive terminates his employment without good reason prior to the 12 month anniversary of his start date, any shares of Company common stock received in settlement of such RSUs shall be forfeited for no consideration and the executive shall repay to the Company the amount of any gain realized by the executive upon the sale of any shares received in settlement of such RSUs;

•
Performance stock units with respect to 94,444 and 100,000 shares of Company common stock, respectively, vesting on the third anniversary of the date of grant in the following percentages based on volume weighted average price performance over such three year period (“Three Year VWAP”): (i) 50% if the Three Year VWAP is equal to or greater than $30.00 but less than $45.00; (ii) 100% if the Three Year VWAP is equal to or greater than $45.00 but less than $60; (iii) 150% if the Three Year VWAP is equal to or greater than $60 but less than $90.00; and (iv) 200% if the Three Year VWAP is equal to or greater than $90.00, in each case subject to the executive’s continued employment on the vesting date; provided that:

○
In the event the executive is terminated by the Company without cause or resigns for good reasons during the 90-day period immediately preceding the three year anniversary of the vesting date (the “90 Day Acceleration Period”), then, effective as of immediately prior to such termination of employment, such performance stock units shall immediately vest in full, with the number of vested performance stock units determined based on actual Three Year VWAP performance as measured on such three year anniversary; and

○
In the event of a change in control (as defined in the Inducement Plan) (i) prior to the 18 month anniversary of the effective date of the executive’s employment agreement, such performance stock units shall vest immediately prior to such change in control at the greater of target level and actual performance assuming the Three Year VWAP is equal to the per-share transaction price in connection with such change in control; and (ii) on or after the 18 month anniversary of the effective date of the executive’s employment agreement, such performance stock units shall vest immediately prior to such change in control at the greater of target level and actual performance assuming the Three Year VWAP measurement period ends on the date immediately prior to the change in control (unless the per-share transaction price in connection with such change in control is greater than or equal to $90.00, in which case such performance stock units shall vest at 200%).

•
Beginning in 2023, Mr. Kotte and Mr. Schulz are entitled to annual equity awards under the Plan in forms and amounts to be determined by the Board or the Compensation Committee in its discretion; provided that each of Mr. Kotte and Mr. Schulz’s annual awards shall be made with respect to no less than 333,333 and 66,666 shares of Company common stock, respectively; provided further that such minimum share amounts shall have a maximum grant date dollar value of no more than $15,000,000 and $3,000,000 respectively and, unless otherwise approved by the Compensation Committee or the Board, no more than 25% of each annual award will consist of time-vesting RSUs.

In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, (i) Mr. Kotte will receive two years of salary continuation, 200% of his pro-rata annual bonus for the year of termination, and two years of COBRA premium reimbursements; and (ii) Mr. Schulz will receive eighteen months of salary continuation, 100% of his pro-rata annual bonus for the year of termination, and eighteen months of COBRA premium reimbursement (unless such termination occurs within the 12 month period immediately following a change in control, in which case such periods and percentages for Mr. Schulz shall be two years, 200%, and two years, respectively), in each case subject to the executive executing a release of claims in favor of the company and complying with any restrictive covenants through the period of payment.
Mr. Kotte and Mr. Schulz are each subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for two-years post-employment for Mr. Kotte and eighteen months for Mr. Schulz (extended to two years if Mr. Schulz’s termination occurs within 12-month period immediately following a change in control).
As of December 31, 2023, Mr. Hargis was not subject to an employment agreement in connection with his role as Chief Operating Officer. Under the employment agreement entered into with Mr. Hargis in connection with his role as Chief Customer Experience Officer and which was in effect as of December 31, 2023, in the event of a termination of Mr. Hargis by the Company without cause or Mr. Hargis’ resignation for good reason, Mr. Hargis will receive (i) one year of salary continuation, unless such termination occurs within twelve (12) months of a change in control, in which case the period is increased to two (2) years; (ii) the annual bonus for any completed fiscal year as of the date of termination that has not yet been paid as of the date of termination (“Prior Year Bonus”), if any, plus a pro-rated portion of the annual bonus for the year in which the date of termination occurs based on the number of months for which Mr. Hargis was employed during such year prior to the date of termination (“Pro-Rated Bonus”), unless such termination occurs within twelve (12) months of a change in control, in which case the severance bonus shall be equal to the sum of the Prior Year Bonus, if any, and the product of two (2) multiplied by the Pro-Rated Bonus; and (iii) reimbursement of one year of the Company’s share of COBRA premium payments in an amount equal to what the Company pays for the health insurance premiums of other executive level employees at the Company, unless such termination occurs within twelve (12) months of a change in control, in which case the period is increased to two (2) years; in each case subject to Mr. Hargis executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.

The following table summarizes outstanding option awards and stock awards held by each NEO on December 31, 2023.
2023 Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Vijay Kotte	6/6/2022	47,222	141,666		$11.85	6/6/2032
	6/7/2022								47,222	$629,941
	4/10/2023		83,333		$14.10	4/10/2033
	4/10/2023						166,667	$2,223,338
	4/10/2023								166,666	$2,223,324
Jason Schulz	6/6/2022	16,666	50,000		$11.85	6/6/2032
	6/7/2022								50,000	$667,000
	4/10/2023		16,667		$14.10	4/10/2033
	4/10/2023						33,334	$444,676
	4/10/2023								33,334	$444,676
Michael Hargis	9/12/2022						22,222	$296,441
	3/21/2023						50,000	$667,000
	8/9/2023						50,000	$667,000
(1)
Stock options granted in 2022 vest in four equal annual installments on the anniversary of the grant date, subject to continued service with the Company. Stock options granted in 2023 vest in three equal annual installments on the anniversary of the grant date, subject to continued service with the Company.

(2)
Reflects outstanding time-based RSUs that remain unvested as of December 31, 2023. Time-based RSUs vest in three equal annual installments on the anniversary of the grant date, except for Mr. Hargis’ grants of (i) 44,444 RSUs on September 12, 2022 vesting in two equal annual installments, with the remaining installment vesting on September 9, 2024 and (ii) 50,000 RSUs on March 21, 2023 vesting in two equal annual installments, with the first such installment vesting on March 21, 2024.

(3)	Market value of stock units is determined by multiplying the number of units by the closing share price of $13.34 on December 29, 2023 (the last trading day of 2023).
(4)
Reflects outstanding performance-based RSUs that remain unvested as of December 31, 2023. For Messrs. Kotte and Schulz, performance-based RSUs vest after a three-year period based upon either (i) our VWAP over such three-year period for awards granted in 2022 or (ii) the achievement of adjusted EBITDA CAGR over such three-year period for awards granted in 2023. The number of stock units is shown at maximum achievement based on previous fiscal year’s performance.

Severance
The severance rights of each NEO are provided in their applicable employment arrangement. Please see the above Employment Agreement summaries for the applicable information.

2023 Director Compensation
Each non-employee director who does not serve as a chairperson or co-chairperson of the Board receives an annual cash retainer of $150,000. Further, in May of 2023, the Board established a special committee of the Board (“Special Committee”) to consider a proposal from its two largest stockholders to acquire all of the outstanding Class A Common Stock and LLC interests which such stockholders collectively did not already own. The Board appointed as the members of the Special Committee independent directors David Fisher, Alexander Timm, and Joseph Flanagan. Messrs. Timm and Flanagan each received a cash fee in the amount of $100,000 for their service on the Special Committee. Mr. Fisher received a cash fee in the amount of $125,000 for his extraordinary service as chairman of the Special Committee. The Board approved the compensation of the members of the Special Committee for their service thereon.
In addition, each such non-employee director who does not serve as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the Board (each, a “Non-Chair Director”) receives an annual RSU award with a grant date value of $150,000 and each such non-employee director who serves as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the board of directors (each, a “Chair Director”) receives an annual RSU award with a value of $250,000, with all such restricted stock unit awards vesting in four equal installments on each of the first four quarterly anniversaries following the grant date of the award (or immediately prior to the date of the annual stockholder meeting immediately following the date of grant, if sooner), subject to such non-employee director continuing in service through such date (and any such non-employee director who commences service on a date other than the date of the annual stockholder meeting receives a pro-rata RSU award for such initial year of service). The vesting of all RSU awards under the policy will accelerate and vest in full upon a change in control (as defined in the Plan). In addition, each non-employee director will be reimbursed for out-of-pocket expenses in connection with his or her services. No additional compensation is provided to directors employed by the Company or the Centerbridge employed directors.
On December 22, 2020, we adopted and implemented a deferred compensation plan for our directors, under which our directors may elect to defer the receipt of their RSU awards until the earliest of (i) the five-year anniversary of the date of grant of the award, (ii) a change in control, as defined in the 2020 Plan, and (iii) the director’s separation from service. Deferred RSUs are subject to the same vesting and forfeiture restrictions.
Clinton Jones entered into an Amended & Restated Employment Agreement with the Company on June 3, 2022 (the “Jones A&R Employment Agreement”). Under the Jones A&R Employment Agreement, beginning on the date Mr. Jones no longer served as Executive Chairman and until May 31, 2024, the Jones A&R Employment Agreement provides that Mr. Jones will receive a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms. As previously disclosed, pursuant to the Jones A&R Employment Agreement, Mr. Jones receives two years of salary continuation (from December 31, 2022) and up to 18 months of COBRA premium reimbursement (including additional payments to cover estimated taxes associated with the receipt of such COBRA premium reimbursements), with the severance subject to Mr. Jones executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment. The amount reported in the 2023 Director Compensation relates solely to his service as a director during 2023.
In addition, Mr. Brandon Cruz also receives a fee of $500,000 for his service as Co-Chairman of the Board.

The following table sets forth information concerning the compensation received by our directors for the year ended December 31, 2023.
2023 Director Compensation
Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Brandon Cruz	$500,000	$—	$500,000
David Fisher	$275,000	$249,997	$524,997
Joseph G. Flanagan	$250,000	$249,997	$499,997
Jeremy W. Gelber(2)	$—	$—	$—
Karoline Hilu(3)	$148,269	$207,521	$355,790
Clinton P. Jones	$500,000	$—	$500,000
Vijay Kotte(4)	$—	$—	$—
Christopher Litchford(2)	$—	$—	$—
Alexander E. Timm	$250,000	$149,994	$399,994
(1)
Amounts reflect the grant-date fair value of the RSU awards during the year ended December 31, 2023 computed in accordance with ASC Topic 718 based on the closing stock price on the date of grant. Directors were provided an annual grant on May 23, 2023 which vests in four equal quarterly installments, with the first such installment vesting on August 23, 2023. Ms. Hilu was granted 4,677 RSUs upon her appointment to the Board which vest in four quarterly installments, the first of such installment vesting on April 5, 2023. As of December 31, 2023, the non-employee Directors had the following number of RSU awards unvested: Mr. Fisher 6,569; Mr. Flanagan 6,569; Ms. Hilu 3,941 and Mr. Timm 3,941. In addition, as of December 31, 2023, two of our non-employee Directors who founded the Company and were previously employees had the following number of awards outstanding: Mr. Cruz 12,003 RSUs (inclusive of 9,002 of performance-based RSUs at maximum achievement) and 7,525 options (2,509 which are unvested); and Mr. Jones 12,003 RSUs (inclusive of 9,002 of performance-based RSUs at maximum achievement) and 7,525 options (2,509 which are unvested).

(2)	As Centerbridge director nominees, Mr. Gelber and Mr. Litchford do not receive any compensation for their Board service.
(3)	Ms. Hilu was appointed to the Board on January 5, 2023.
(4)
As an employee of the Company, Mr. Kotte receives no additional compensation for his Board service. Please see the 2023 Summary Compensation Table for the compensation received by Mr. Kotte with respect to 2023.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below.
Pay Versus Performance: Graphical Description
Year	Summary Compensation Table Total for Jones(1)	Compensation Actually Paid to Jones(1)(2)(3)	Summary Compensation Table Total for Kotte(1)	Compensation Actually Paid to Kotte(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	n/a	n/a	$5,141,874	$5,961,359	$1,794,887	$1,872,627	$6.51	$(63.26)
2022	$2,659,957	$323,579	$9,206,399	$8,450,786	$3,769,344	$2,569,039	$5.10	$(148.71)
2021	$4,930,844	$(6,486,965)	n/a	n/a	$4,042,886	$(1,688,280)	$27.75	$(189.36)
(1)	Mr. Kotte has served as the Chief Executive Officer since June 3, 2022. Mr. Jones served as Chief Executive Officer during 2021 and through June 2, 2022.
(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:
	2023		2022			2021
	Vijay Kotte - CEO	Average Non- CEO NEOs	Clint Jones CEO	Vijay Kotte CEO	Average Non- CEO NEOs	Clint Jones - CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$5,141,874	$1,794,887	$2,659,957	$9,206,399	$3,769,344	$4,930,844	$4,042,886
Total Adjustments for Pension	$0	$0	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(4,216,664)	$(1,272,675)	$(1,500,000)	$(7,040,812)	$(2,655,067)	$(4,000,076)	$(3,139,813)
Year-end fair value of unvested awards granted in the current year	$4,318,853	$1,098,889	$1,540,987	$1,644,212	$1,165,958	$527,998	$360,474
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$319,824	$88,550	$(1,577,870)	$0	$(357,255)	$(6,163,822)	$(2,310,343)
Fair values at vest date for awards granted and vested in current year	$0	$0	$0	$4,640,987	$818,997	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$397,472	$162,976	$(799,495)	$0	$(172,938)	$(1,781,909)	$(641,484)
Total Adjustments for Equity Awards	$819,485	$77,740	$(2,336,378)	$(755,613)	$(1,200,305)	$(11,417,809)	$(5,731,166)

Compensation Actually Paid (as calculated)	$5,961,359	$1,872,627	$323,579	$8,450,786	$2,569,039	$(6,486,965)	$(1,688,280)
(3)
The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes and, in the case of awards subject to performance-based vesting conditions, are valued based on the probable achievement of the underlying performance goal as of the last day of the applicable year.

(4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2023: Jason Schulz, Michael Hargis
2022: Shane Cruz, Jason Schulz
2021: Brandon Cruz, James Sharman, Travis Matthiesen, Vance Johnston, Brian Farley
(5)	Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•	the Company’s cumulative Total Stockholder Return (“TSR”); and
•	the Company’s Net Income
CAP and Cumulative TSR

CAP ($000s) Versus TSR
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
-$8,000
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$27.75
$5.10
$6.51
2021
2022
2023
PEO CAP (Kotte)
PEO CAP (Jones)
Other NEO CAP
Company TSR

CAP and Company Net Income

CAP ($000s) Versus Net Income ($MIL)
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
-$8,000
$0
-$20
-$40
-$60
-$80
-$100
-$120
-$140
-$160
-$180
-$200
2021
2022
2023
-$189
-$149
-$63
PEO CAP (Kotte)
PEO (Jones)
Other NEO CAP
Net Income

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our share-based compensation programs.
Securities Authorized For Issuance under Equity Compensation Plans
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (in thousands)
Equity compensation plans approved by security holders(4)	1,508	$22.72	893
Equity compensation plans not approved by security holders(1)	920	$11.85	194
Total	2,428	$16.13	1,087
(1)
Includes non-voting Profit Units issued by Blizzard Management Feeder, LLC, to employees on behalf of the Company, effective September 13, 2019 in conjunction with the Centerbridge Acquisition. This number also includes shares available for future issuance under the Inducement Plan. See Note 7 of the Audited Financial Statements for a brief description of the material features of the Profits Units and the Inducement Plan.

(2)
The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs, performance stock units, or employee stock purchase plan (“ESPP”), as such awards do not have an exercise price.

(3)	Includes shares available for future issuance under our equity incentive plan, the Inducement Plan, and our ESPP.
(4)
Includes shares available for issuance under the 2020 Incentive Award Plan and our ESPP. See Note 7 of the Audited Financial Statements for a brief description of the material features of the 2020 Incentive Award Plan and our ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock and our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 19, 2024, unless otherwise indicated.
As described in “Certain Relationships and Related Person Transactions,” each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such LLC Interests.
The Continuing Equity Owners may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Person Transactions—GoHealth Holdings, LLC Agreement.” In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each LLC Interest such Continuing Equity Owner owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests Centerbridge and our Founders own as of April 19, 2024.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of April 19, 2024 is computed on the basis of 50,000 shares of Series A preferred stock (convertible into 5,421,745 shares of Class A common stock), 9,944,564 shares of our Class A common stock outstanding and 12,781,694 shares of our Class B common stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each LLC Interest, held by such person that are currently exercisable or will become exercisable within 60 days of April 19, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders
Centerbridge(3)	—	—	4,179,850	42.0%	5,386,178	42.1%	43.0%
NVX Holdings(4)	—	—	53,820	*	6,178,532	48.3%	28.0%
Blizzard Management Feeder, LLC(5)(6)	—	—	—	—	1,158,436	9.1%	5.2%
Anthem Insurance Companies, Inc.(7)	35,000	70%	—	—	—	—	9.9%

NEOs and Directors
Clinton P. Jones(4)(6)(8)	—	—	86,756	*	6,386,699	50%	24.1%
Vijay Kotte(9)	—		649,747	6.5%	—	—	2.4%
Jason Schulz(10)	—	—	289,034	2.9%	—	—	1.1%

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
Brandon Cruz(4)(6)(11)	—	—	80,136	*	6,386,699	50.0%	24.1%
Joseph G. Flanagan(12)	—	—	39,867	*	6,621	*	*
Karoline Hilu, M.D.(13)	—	—	12,559	*	—	—	*
Jeremy W. Gelber	—	—	—		—	—
David Fisher(14)	—	—	71,882	*	—	—	*
Christopher Litchford	—	—	—		—	—
Alexander Timm(15)	—	—	23,919	*	6.621	*	*
Michael Hargis	—	—	40,787	*		*	*
All directors and executive officers as a group (12 individuals)	—	—	1,303,780	12.9%	6,651,693	52.0%	29.5%
(1)
Does not include beneficial ownership of LLC Interests or Class B shares that may be redeemed for shares of our Class A common stock on a one-for-one basis or cash, as described above. When an LLC Interest is exchanged by a continuing equity owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)
Represents the percentage of voting power of our preferred stock, Class A common stock and Class B common stock voting as a single class. The holders of our preferred stock are able to vote along with the Class A common stockholders on an as-converted basis. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our Amended and Restated Certificate of Incorporation.

(3)
Based solely on information obtained from a Schedule 13D/A filed on August 25, 2023. Consists of (i) 2,712,197 shares of Class A common stock held by CB Blizzard Lower Holdings A, L.P., (ii) 1,467,653 shares of Class A common stock held by CB Blizzard Holdings C, L.P., and (iii) 5,386,178 LLC Interests (and associated shares of Class B common stock) held by CB Blizzard Lower Holdings B, L.P. CCP GP is the general partner of CB Blizzard Holdings C, L.P. and may be deemed to share beneficial ownership of the securities held of record by CB Blizzard Holdings C, L.P. CCP GP is also the general partner of Centerbridge Associates, which is the general partner of each of CCP III and CB Blizzard, which are the owners of CB Blizzard Lower Holdings GP A, LLC, which is the general partner of CB Blizzard Lower Holdings A, L.P. As a result, each of CCP GP, Centerbridge Associates, CCP III, CB Blizzard and CB Blizzard Lower Holdings GP A, LLC may be deemed to share beneficial ownership of the Class A Common Stock held by CB Blizzard Lower Holdings A, L.P. CCP GP is also the sole manager of Blizzard Aggregator, which is the owner of CB Blizzard Lower Holdings GP B, LLC, which is the general partner of CB Blizzard Lower Holdings B, L.P. As a result, each of CCP GP, Blizzard Aggregator and CB Blizzard Lower Holdings GP B, LLC may be deemed to share beneficial ownership of the LLC Interests held by CB Blizzard Lower Holdings B, L.P. Jeffrey H. Aronson is the sole director of CCP GP and, as a result, may be deemed to beneficially own the securities held by each of CB Blizzard Lower Holdings A, L.P. and CB Blizzard Lower Holdings B, L.P. However, none of the foregoing should be construed in and of itself as an admission by Mr. Aronson or by any Reporting Person as to beneficial ownership of securities owned by another Reporting Person. In addition, Mr. Aronson expressly disclaims beneficial ownership of the shares of Class A Common Stock held by CB Blizzard Lower Holdings A, L.P., as well as the LLC Interests held by CB Blizzard Lower Holdings B, L.P., except to the extent of any proportionate pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)
Based solely on information obtained from a Schedule 13D/A filed on August 25, 2023: consists of (i) 6,178,532 LLC Interests (and associated shares of Class B common stock) held by NVX Holdings, Inc., (ii) 53,820 shares of Class A common stock held by NVX Holdings, Inc., (iii) 2,921 LLC Interests (and associated shares of Class B common stock) held by BCCJ, LLC and (iv) 11,866 shares of Class A common stock held by BCCJ, LLC. Clinton P. Jones and Brandon M. Cruz are the Chief Executive Officer and President of NVX Holdings, respectively, are members of the Board of Managers of BCCJ, LLC, and share voting and investment control over the shares held by NVX Holdings, Inc. and BCCJ, LLC. The business address of each of NVX Holdings, Inc. and BCCJ, LLC are c/o NVS Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(5)	Consists of 1,158,436 LLC Interests (and associated shares of Class B common stock), held by Blizzard Management Feeder, LLC (“Feeder”) and directly held by Feeder for the benefit of Feeder’s members.
(6)
Each of the members of Feeder directly hold common units of Feeder that correspond to the LLC Interests (and associated shares of Class B common stock) directly held by Feeder for each such member’s benefit and are entitled to (subject to time-based vesting requirements) direct Feeder to (i) initiate a redemption of the LLC Interests as described above and (ii) vote the associated shares of Class B common stock held by Feeder for such member’s benefit on all matters presented to stockholders for a vote generally, including the election of directors. The business address of Feeder is c/o NVX Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(7)
Anthem Insurance Companies, Inc. (“Anthem”) currently holds 35,000 shares of preferred stock (“Anthem’s Preferred Stock”) which is convertible into Class A common stock of the Company. As of the Record Date, Anthem’s Preferred Stock would be convertible into 3,795,222 shares of Class A common stock. However, pursuant to the Certificate of Designations of Series A Convertible Perpetual Preferred Stock, Anthem’s voting rights shall not exceed 9.99% of the issued and outstanding shares with voting rights. Accordingly, in order to prevent exceeding the voting cap, Anthem’s Preferred Stock is currently convertible into 2,704,063 shares of Class A common stock and 1,091,159 is convertible into Series A-1 Convertible Non-Voting Perpetual Preferred Stock.

(8)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Jones. Also includes (i) 6,925 Class A common shares and (ii) 7,525 stock options, each directly owned by Mr. Jones. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Jones’ affiliation with such entities.

(9)	Consists of (i) 527,526 shares of Class A common stock, (ii) 74,999 stock options, and (iii) 47,222 stock options vesting within 60 days of April 19, 2024, each directly owned by Mr. Kotte.
(10)	Consists of (i) 250,146 shares of Class A common stock, (ii) 22,221 stock options. and (iii) 16,667 stock options vesting within 60 days of April 19, 2024, each directly owned by Mr. Schulz.
(11)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 6,925 shares of Class A common stock and (ii) 7,525 stock options, each directly owned by Mr. Cruz. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Cruz’s affiliation with such entities.

(12)
Consists of (i) 36,582 shares of Class A common stock, (ii) 4,966 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Flanagan, and (iii) 3,285 restricted stock units vesting within 60 days of April 19, 2024.

(13)	Consists of (i) 10,588 shares of Class A common stock and (ii) 1,971 restricted stock units vesting within 60 days of April 19, 2024.
(14)	Consists of (i) 68,597 shares of Class A common stock and (ii) 3,285 restricted stock units vesting within 60 days of April 19, 2024.
(15)
Consists of (i) 21,948 shares of Class A common stock, (ii) 4,966 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Timm, and (iii) 1,971 restricted stock units vesting within 60 days of April 19, 2024.

*	Represents beneficial ownership of less than 1%
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and all persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors, executive officers, and the beneficial owners of more than 10% of the Company’s equity securities, all Section 16(a) filing requirements were complied with on a timely basis with the exception of (i) the Form 3 filed on October 10, 2023 on behalf of Mike Hargis to report his appointment to Chief Operating Officer on September 29, 2023, (ii) the Form 3 filed on February 20, 2024 on behalf of Brad Burd to report his appointment to Chief Legal Officer on February 9, 2024, and (iii) the Form 4 filed on February 20, 2024 on behalf of Brad Burd to report shares withheld by the Company to satisfy tax withholding obligations on February 11, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain current transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”
Related Party Agreements
Related Party Employment Relationships
We employed Shane E. Cruz, brother of Brandon M. Cruz, Co-Chairman of our Board of Directors, as our Chief Strategy Officer until his termination on June 30, 2023 (the “Separation Date”). Prior to his appointment as Chief Strategy Officer in 2022, Mr. Cruz served as our Chief Operating Officer beginning in 2020 and Chief Technology Officer of GoHealth beginning in 2014. We established Mr. Cruz’s compensation in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities holding similar positions. In his capacity as Chief Strategy Officer, Mr. Cruz received approximately $1,259,033 in fiscal year 2023 and $3,486,984 in fiscal year 2022, each including equity awards measured at grant date fair value. Further, in connection with Mr. Cruz’s termination, we entered into a separation agreement with Mr. Cruz in July 2023 to memorialize the benefits under Mr. Cruz’s Amended & Restated Employment Agreement with the Company, dated August 1, 2022, and provide for (i) a continuation of base salary for a two-(2) year period following the Separation Date, (ii) a cash bonus for 2023 at 100% of the targeted bonus, (iii) acceleration of any unvested LLC profits interests granted to Mr. Cruz prior to the 2020 initial public offering, (iv) acceleration of any unvested equity awards issued by the Company that would have vested within the 24-month period beginning on the Separation Date had Mr. Cruz remained employed by the Company, and (v) up to 24 months of COBRA premium reimbursement following the Separation Date. The separation benefits are subject to Mr. Cruz’s continued compliance with applicable restrictive covenants.

Agreements Involving our Founders
We have entered into various lease agreements (as amended and restated, the “RPT Leases”) with Wilson Tech 5, LLC, 214 W Huron LLC, 220 W Huron Street Holdings LLC and 215 W Superior LLC, each of which are controlled by our Founders, to lease our corporate offices at 214 West Huron Street, Chicago, Illinois, 220 West Huron Street, Chicago, Illinois, 215 West Superior Street, Chicago, Illinois, and a site in Lindon, Utah. Our lease agreement with Wilson Tech 5, LLC expires ten years after the May 12, 2020 commencement date; our lease agreement with 214 W Huron LLC expires on July 31, 2024; our lease agreements with 220 W Huron Street Holdings LLC expire on May 31, 2024 and July 31, 2024; and our lease agreement with 215 W Superior LLC expires on December 31, 2030. In addition to the lease payments, we are also required to pay operating expenses, maintenance and utilities under the terms of the RPT Leases. For the year ended December 31, 2023, we made aggregate lease payments of $6 million under the RPT Leases. For the year ended December 31, 2022, we made aggregate lease payments of $3.9 million under the RPT Leases. Assuming none of the RPT Leases are terminated early, the remaining amounts due under the RPT Leases in aggregate are expected to be approximately $45.7 million.
On January 1, 2020, we entered into a non-exclusive aircraft dry lease agreement with N157BC, LLC, an entity wholly-owned and controlled by our Founders, which we amended and restated on May 29, 2020. The agreement allows us to use an aircraft owned by N157BC, LLC for our business and on an as-needed basis.
The agreement has no set term and is terminable without cause by either party upon 30 days’ prior written notice. Under the agreement, we are required to pay $6,036.94 per flight hour for use of the aircraft. For the year ended December 31, 2023, the Company recorded no expense under this lease. For the year ended December 31, 2022, we made payments totaling $622,000 under this agreement.
On March 2, 2018, we entered into an agreement with Rank Me Media, LLC, an entity wholly-owned and controlled by Patrick Cruz, brother to each of Brandon M. Cruz, our Co-Chairman of the Board, and Shane E. Cruz, our then Chief Strategy Officer, to provide search engine optimization consulting services. This agreement had an initial term of six months and after the expiration of such period, automatically renews one month each month unless terminated by either party with a 30-day prior written notice. Under the agreement, we are required to pay a monthly flat fee retainer of $6,000 per month. For the years ended December 31, 2023 and December 31, 2022, we made payments each year totaling $72,000 under this agreement.
Anthem Insurance Companies, Inc., an owner of our Series A Preferred Stock (see “Security Ownership of Certain Beneficial Owners and Management”), is a wholly-owned subsidiary of Elevance Health, Inc. (“Elevance”). Elevance is the owner of health plan partners with which we enter into contractual agency relationships. Our health plan partners are responsible for paying our commissions and, for these purposes, act as our customers. Health plans owned by Elevance accounted for approximately $142.3 million or 19% of our net revenues for the twelve months ended December 31, 2023, and approximately $142.9 million or 23% of our net revenues for the twelve months ended December 31, 2022.
Tax Receivable Agreement
On July 15, 2020, we entered into a Tax Receivable Agreement with GoHealth Holdings, LLC, Continuing Equity Owners and the Blocker Shareholders that provides for the payment by GoHealth, Inc. to the Continuing Equity Owners and the Blocker Shareholders of 85% of the amount of certain tax benefits, if any, that GoHealth, Inc. actually realizes, or in some circumstances is deemed to realize as a result of the transactions described above, including the acquisition of GoHealth, Inc.’s allocable share of the existing tax basis in GoHealth Holdings, LLC’s assets in connection with the Transactions (including the Blocker Company’s share of existing tax basis), increases to such allocable share of existing tax basis, the Basis Adjustments and certain other tax benefits arising from payments made under the Tax Receivable Agreement. GoHealth Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange and including for this purpose the purchase of LLC Interests directly from certain Continuing Equity Owners described above) of LLC Interests for Class A common stock or cash occurs or when GoHealth Holdings, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in GoHealth Holdings, LLC. If a Continuing Equity Owner transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable

Agreement arising in respect of a subsequent exchange of such LLC Interests. In general, the Continuing Equity Owners’ and Blocker Shareholders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s or Blocker Shareholders’ interest therein. During the fourth quarter of 2023, we paid $185,779 to the Continuing Equity Owners and Blocker Shareholders related to fiscal year 2022 under the Tax Receivable Agreement. Additionally, we made 2023 tax distributions totaling $144,516 to several current and former employees, including certain executive officers, as well as other partners related to state taxable income allocated to such persons.
GoHealth Holdings, LLC Agreement
On July 15, 2020, we and the Continuing Equity Owners entered into GoHealth Holdings, LLC’s Second Amended and Restated Limited Liability Company Agreement (the “GoHealth Holdings, LLC Agreement”).
•
Appointment as Managing Member. Under the GoHealth Holdings, LLC Agreement, we became a member and the sole manager of GoHealth Holdings, LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of GoHealth Holdings, LLC without the approval of any other member. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of GoHealth Holdings, LLC and daily management of GoHealth Holdings, LLC’s business. Pursuant to the terms of the GoHealth Holdings, LLC Agreement, we cannot be removed or replaced as the sole manager of GoHealth Holdings, LLC except by our resignation, which may be given at any time by written notice to the members.

•
Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of GoHealth Holdings, LLC. We are entitled to reimbursement by GoHealth Holdings, LLC for reasonable fees and expenses incurred on behalf of GoHealth Holdings, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.

•
Distributions. The GoHealth Holdings, LLC Agreement requires “tax distributions,” as that term is used in the agreement, to be made by GoHealth Holdings, LLC to its members on a pro rata basis, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of GoHealth Holdings, LLC, including us, based on such member’s allocable share of the taxable income of GoHealth Holdings, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, GoHealth, Inc.’s allocable share of GoHealth Holdings, LLC’s taxable income shall be net of its share of taxable losses of GoHealth Holdings, LLC and shall be determined without regard to any Basis Adjustments (as described above under “—Tax Receivable Agreement”). The assumed tax rate for purposes of determining tax distributions from GoHealth Holdings, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of GoHealth Holdings, LLC’s members, regardless of the actual final tax liability of any such member. During 2020, we made tax distributions to certain executive officers to account for delinquent tax distributions related to taxable income allocated to such persons for 2020. The GoHealth Holdings, LLC Agreement also allows for cash distributions to be made by GoHealth Holdings, LLC (subject to our sole discretion as the sole manager of GoHealth Holdings, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect GoHealth Holdings, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements.

•
Transfer Restrictions. The GoHealth Holdings, LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The GoHealth Holdings, LLC Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each common unit) that are necessary or advisable so that GoHealth Holdings, LLC is not treated as a “publicly-traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the GoHealth Holdings, LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.
The GoHealth Holdings, LLC Agreement provides a redemption right to the Continuing Equity Owners which entitles them to have their LLC Interests redeemed (subject in certain circumstances to time-based vesting requirements) for, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by GoHealth, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) the Continuing Equity Owners will be required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, will be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) all redeeming members will surrender LLC Interests to GoHealth Holdings, LLC for cancellation.
Except as otherwise determined by us, the GoHealth Holdings, LLC Agreement requires GoHealth Holdings, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) GoHealth Holdings, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock issued and outstanding and the number of LLC Interests owned by Centerbridge, our Founders and their permitted transferees, collectively.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (i) Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge Directors,” who will be Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director. In addition, (i) Centerbridge has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge-Designated Independent Directors,” who will be Centerbridge-Designated Independent Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being one Centerbridge-Designated Independent Director.
Pursuant to the Stockholders Agreement, (i) NVX Holdings has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our class A common stock on a one-for-one basis), NVX Holdings has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Directors not standing for election in such election, would result in there being one Founders Director. In addition, (i) NVX Holdings has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director. Additionally, pursuant to the Stockholders Agreement, each of Centerbridge and NVX Holdings has the right to appoint one board observer so long as Centerbridge or NVX Holdings, respectively, beneficially own, directly or indirectly, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis).
Each of Centerbridge and NVX Holdings have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, the Centerbridge-Designated Independent Directors, the Founders Directors and the Founders-Designated Independent Directors. Additionally, pursuant to the Stockholders Agreement, we shall take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or the charter for, or related guidelines of, the Board of Directors’ Nominating and Corporate Governance Committee.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 15% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•
any transaction or series of related transactions, in which any “person” or “group” acquires, directly or indirectly, in excess of fifty percent (50%) of then outstanding shares of capital stock of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries or has the direct or indirect power to elect a majority of the members of our Board;

•	the sale, lease or exchange of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole;
•
any acquisition or disposition by the Company or any of its subsidiaries of assets, persons, equity interests or businesses, or entry into any joint venture by the Company, where the aggregate consideration is greater than $50.0 million in any single transaction or series of related transactions;

•	the creation of a new class or series of capital stock or equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•
any issuance of additional shares of Class A common stock, Class B common stock, Class C common stock, preferred stock or other equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•	any amendment or modification of the organizational documents of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•
other than as contemplated by the LLC Agreement, any repurchase, redemption or other acquisition of any equity interests or other securities of, or other ownership interests in the Company or any of its subsidiaries;

•
any incurrence of new indebtedness or refinancing of existing indebtedness by us, any guarantee made by the Company or any of its subsidiaries or any grant of any security interest in any of the assets of the Company or any of its subsidiaries, in each case with a value in excess of $25.0 million;

•	settlement of any material litigation or similar action to which the Company or any subsidiary is a party or could otherwise be bound;
•	any engagement of, or change to, our independent auditor;
•
the hiring or termination (other than a termination for cause) of our Chief Executive Officer; provided, with respect to the hiring of the Chief Executive Officer, such approval shall not be unreasonably withheld if the candidate for Chief Executive Officer has been approved by the Board;

•
(i) any increase, decrease or change in compensation (including equity compensation or other employment terms) with respect to our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Chief Strategy Officer or (ii) any approval, authorization or implementation of, or any change, amendment or modification to, any employee equity incentive plan, agreement or arrangement of the Company or any of its Subsidiaries; and

•	any agreement, authorization or commitment to do any of the foregoing.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 5% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•	the (i) resignation, replacement or removal of the Company as the sole manager of GoHealth Holdings, LLC or (ii) appointment of any additional person as a manager of GoHealth Holdings, LLC;
•	any increase or decrease of the size of our Board;
•	any material change to the primary nature of the Company and its subsidiaries’ business; and
•
any transaction with any affiliate, director or officer of the Company or any of its subsidiaries (other than employment arrangements with any such director or officer) involving an amount in excess of $3.0 million.

The Stockholders Agreement will terminate upon the earlier to occur of (i) each of Centerbridge and NVX Holdings cease to own any of our Class A common stock or Class B common stock or (ii) by unanimous consent of us, Centerbridge and NVX Holdings.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement
You are viewing or have received these proxy materials because GoHealth’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, GoHealth is making this Proxy Statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 26, 2024 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 19, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Series A preferred stock is entitled to vote with Class A common shares on an as-converted basis subject to the voting caps as described further in the Certificate of Designations. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting. Holders of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, vote together as a single class on any matter (including the election of directors and the ratification of our independent registered public accounting firm) that is submitted to a vote of stockholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 50,000 Series A preferred shares (convertible into 4,055,936 voting shares), 9,944,564 shares of Class A common stock and 12,781,694 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. The Class A shares, on an as-converted basis represent 52.8% of voting power of our common stock and Class B shares represent 47.2%.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
GoHealth will hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GOCO2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:55 a.m. Eastern Daylight Time (8:55 a.m. Central Daylight Time), and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone before the Annual Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
by Internet at the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 11, 2024. To participate in the Annual Meeting, including to vote via the Internet or by telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote any time before it is voted:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy via the Internet or by telephone;
•	by giving written notice of revocation to the Corporate Secretary of GoHealth prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also helps to keep everyone safe and healthy. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GOCO2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GOCO2024.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Annual Meeting or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal since brokers can vote with discretion on this proposal.

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers (Say-on-Pay Vote)	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and Say-on-Pay Vote, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP or the Say-on-Pay Vote.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or Say-on-Pay Vote. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654 in writing not later than December 27, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 12, 2025 and no later than March 14, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 12, 2025, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made.
In addition to satisfying the requirements regarding director nominations in our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

CERTAIN DEFINITIONS
In connection with the closing of our initial public offering of our Class A common stock in July 2020 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions.” As used in this accompanying Proxy Statement, unless otherwise indicated, references to:
•
“we,” “us,” “our,” the “Company,” “GoHealth” and similar references refer: (1) following the consummation of the Transactions, including our IPO, to GoHealth, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), and (2) prior to the completion of the Transactions, including our IPO, to GoHealth Holdings, LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, or, as applicable, Norvax.

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“Blocker Company” refers to an entity affiliated with Centerbridge that was an indirect owner of LLC Interests in GoHealth Holdings, LLC prior to the Transactions and is taxable as a corporation for U.S. federal income tax purposes.

•
“Blocker Shareholders” refers to entities affiliated with Centerbridge, the owners of the Blocker Company prior to the Transactions, who exchanged their interests in the Blocker Company for shares of our Class A common stock and cash in connection with the consummation of the Transactions.

•
“Centerbridge” refers to Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control (including any such fund or entity formed to hold shares of Class A common stock for the Blocker Shareholders).

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“Centerbridge Acquisition” refers to the acquisition, on September 13, 2019, by Centerbridge, indirectly through a subsidiary of GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, of a 100% interest in Norvax.

•	“Founders” refers, collectively, to Brandon M. Cruz and Clinton P. Jones, our Co-Chairmen of the Board.
•
“GoHealth Holdings, LLC Agreement” refers to GoHealth Holdings, LLC’s amended and restated limited liability company agreement, dated July 15, 2020, and pursuant to which, among other things, holders of any shares of Class B common stock corresponding to common units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement agreed to abstain from voting any such shares of Class B common stock at any annual or special meeting of stockholders.

•	“LLC Interests” refers to the common units of GoHealth Holdings, LLC, including those that we purchased with a portion of the net proceeds from our IPO.
•	“Norvax” refers to Norvax, LLC, a Delaware limited liability company and a subsidiary of GoHealth Holdings, LLC.
•	“NVX Holdings” refers to NVX Holdings, Inc., a Delaware corporation that is controlled by the Founders.
•	“Transactions” refers to our IPO and certain organizational transactions that were effected in connection with our IPO, and the application of the net proceeds therefrom.
GoHealth, Inc. is a holding company and the sole managing member of GoHealth Holdings, LLC, and its principal asset consists of LLC Interests.

GOHEALTH, INC.’S ANNUAL REPORT ON FORM 10-K
A copy of GoHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 19, 2024 without charge upon written request addressed to:
GoHealth, Inc.
Attention: Corporate Secretary
222 West Merchandise Mart
Plaza, Suite 1750
Chicago, Illinois 60654
A reasonable fee will be charged for copies of exhibits. You may access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at www.proxyvote.com. You also may access our Annual Report on Form 10-K at investors.gohealth.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Brad Burd, Chief Legal Officer and Corporate Secretary
Chicago, Illinois
April 26, 2024

GoHealth™

GOHEALTH, INC.
222 W. MERCHANDISE MART PLAZA, SUITE 1750
CHICAGO, IL 60654

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOCO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47590-P09232 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOHEALTH, INC.

The Board of Directors recommends you vote FOR each of the nominees listed below.

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alexander Timm
02) David Fisher
03) Vijay Kotte

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V47591-P09232

GOHEALTH, INC.
Annual Meeting of Stockholders
June 12, 2024 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GoHealth, Inc. hereby appoint(s) Brad Burd and Jason Schulz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A preferred stock, Class A common stock and/or Class B common stock of GoHealth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 12, 2024, via a live webcast at www.virtualshareholdermeeting.com/GOCO2024, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side